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                                                                    EXHIBIT 10.3

PURCHASE SALE OF STOCK AGREEMENT OF CINEMASTAR LUXURY THEATERS, S.A DE C.V., ENTERED INTO BETWEEN ATLANTICO & ASS, S.A. DE C.V., REPRESENTED HEREIN BY MR. MARCO ANTONIO ALEMAN BONILLA, HEREINAFTER REFERRED TO AS THE "SELLER", AND ON THE OTHER PART BY CINEMASTAR LUXURY THEATERS, INC. AND CINEMASTAR LUXURY CINEMAS, INC., COMPANIES DULY INCORPORATED UNDER THE LAWS OF THE UNITED STATES, HEREINAFTER JOINTLY REFERRED TO AS THE "BUYER", REPRESENTED HEREIN BY MR. FRANK
J. MORENO, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

                                    RECITALS

I.   The SELLER hereby represents:

     a) That SELLER is the owner of 25% of the capital stock of the company Cinemastar Luxury Theaters, S.A de C.V. (henceforth referred to as CINEMASTAR) a corporation duly existing and formed in accordance with the laws of the Mexican Republic, and they are willing to transfer their interests in favor of Cinemastar Luxury Theaters, Inc. and Cinemastar Luxury Cinemas, Inc., through the execution of this purchase sale of stock agreement (the "Agreement").

     b) That CINEMASTAR by-laws were duly formalized by means of public instrument number 6800, volume 270, passed before the faith of Mr. Marco Antonio Mayo Barron, Notary Public number 11, in the city of Tijuana, Baja California. The by-laws were recorded at the Public Registry of Property and Commerce of the city of Tijuana, State of Baja California, under entry number 5067316, Commerce Section, on April 23, 1996.

     c)   That the capital stock and shares that SELLER owns are 425 of Series
          "B".

     d) That SELLER's shares are free and clear of all liens, security interests, claims or liabilities with respect to taxes, pledges, voting rights, or similar restrictions of any kind whatsoever.

     e) That his authority to act on behalf of the SELLER is currently in force and it has not been revoked nor limited in any manner whatsoever.

     f) That SELLER wishes to transfer its CINEMASTAR interests to the BUYERS with the following binding terms and conditions.

II.  THE BUYERS' representative states:

     a) Cinemastar Luxury Theaters, Inc. and Cinemastar Luxury Cinemas, Inc. are companies duly formed and incorporated in accordance with the laws of the United States of America.

     b) That Cinemastar Luxury Theaters, Inc. has a legitimate interest in acquiring 424 shares of the stock interest owned by the SELLER, providing that all requirements of law have been met to perfect the transfer of shares in accordance with the laws of the Mexican Republic.



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     c)   That Cinemastar Luxury Cinemas, Inc. has a legitimate interest in acquiring 1 share of the stock interest owned by the SELLER, providing that all requirements of law have been met to perfect the transfer of shares in accordance with the laws of the Mexican Republic.

     d) That his authority to act on behalf of the BUYERS is currently in force and has not been revoked nor limited in any manner whatsoever.

III. The consummation of the purchase and sale of the 425 shares as provided for in this Agreement (the "Closing") shall take place at the offices of CinemaStar, on November 23, 1998 (the "Closing Date"). The certificates representing the 425 shares and appropriately executed stock powers shall be delivered to Buyers.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                     CLAUSES

CLAUSE 1.  PURCHASE AND SALE OF STOCK.

     1.1 PURCHASE OF STOCK. In accordance with the terms and subject to the conditions specified in this agreement, the SELLER in this act sells, assigns, conveys, transfers, and delivers to the BUYERS the certificates, as well as the entire rights, title and interest of 425 shares of CINEMASTAR, and the BUYERS purchase and acquire the entire right, title, and interest of said shares, free and clear of all liens, security interests, claims, or liabilities with respect to taxes, pledges, voting agreements, or similar restrictions of any kind whatsoever, with the understanding that Cinemastar Luxury Theaters, Inc. acquire 424 shares, and Cinemastar Luxury Cinemas, Inc. acquire 1 share of the stock interest owned by the SELLER.

CLAUSE 2. PURCHASE PRICE.

     2.1 The BUYERS shall pay as a purchase price to the SELLER the amount of US $330,000.00 (three hundred and thirty thousand dollars 00/100) for the transfer of SELLER's ownership interest in CINEMASTAR (the "Purchase Price").

     2.2 The BUYERS shall receive the full Purchase Price by means of a certified check upon execution of this agreement.

CLAUSE 3. WARRANTIES AND REPRESENTATIONS OF THE SELLER.

     3.1 That, to the extent of their knowledge, all recitals and declarations made by them are correct and truthful.

     3.2 That CINEMASTAR is currently in strict compliance of all obligations regarding environmental, sanitary, labor, social security, and tax issues


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          applicable by law, and that it has obtained proper authorizations, permits, and licenses required by law for its daily course of business.

     3.3 That CINEMASTAR does not have any outstanding debts , nor any economic or administrative contingency regarding the concepts to which are referred in paragraph 3.2 above, arising from of violations or failure to comply with the respective laws.

     3.4 That CINEMASTAR is current in the payment of its taxes and other contributions, as well as governmental fees and utilities charges, whether federal, state or municipal.

     3.5 That CINEMASTAR has no pending lawsuits, trials, proceedings, claims, investigations, or any other circumstance of any nature from any individual, corporation or governmental agency against it, or of which it may be a part, and as a consequence could result in a contingent or real liability for CINEMASTAR.

     3.6 That policies for human resources administration, salaries, and other labor and fringe benefits, as well as the occupational health and safety measures, and training and skill development programs being implemented by the company with regard to its employees, are in strict observance of the tax, labor, environmental, and social security regulations.

     3.7 The Seller is a corporation duly organized, validly existing and in good standing under the laws of Mexico, state of Baja California, and has full power, corporate or otherwise, legal capacity and authority to enter into and perform its obligations under this Agreement.

     3.8 The Seller has taken all action required by law, its Articles of Incorporation, and its Bylaws to authorize the execution, delivery and performance of this Agreement.

     3.9 This Agreement, upon execution and delivery, shall constitute the legal, valid and binding act of the Seller, enforceable against the Seller in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, priority, or other laws relating to or affecting the enforcement of creditors' rights or by laws affecting generally the availability of equitable remedies).

     3.10 The 425 shares shall be issued and delivered to the Buyers free and clear of any and all liens, encumbrances, security interests, pledges, claims, voting trust agreements and equities of any kind or nature except for the interests and encumbrances created by this Agreement.

     3.11 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby: (A) violate, conflict with, result in a breach of, or constitute a default under the Articles of Incorporation, Bylaws or other organizational documents of the Seller, or any agreement, instrument or obligation to which the Seller is a party, or by which its assets


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          may be bound or affected; (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller; or (C) require the consent, approval or permission of any third party.

CLAUSE 4. INDEMNITY.

     4.1 In addition to the ability of the BUYERS to conduct all kinds of investigations on the subject, the SELLER agrees to defend, indemnify and hold harmless the BUYERS, its representatives, shareholders, administrators, divisions, departments, affiliate companies, parent companies, holdings, employees, agents, successors, assignees, and other subordinates, against any and all losses, claims, lawsuits, actions, damages, liabilities, expenses, and other costs of any nature and amount (including legal fees), demanded or not demanded, known or unknown, foreseen or unforeseen, ordinary or extraordinary, that may arise on or after the execution of this agreement as a consequence of:

          4.1.1 Inaccuracies, false statements or failures to comply with all the recitals, clauses, and warranties granted herein or agreed upon by the SELLER in this agreement.

          4.1.2 Default of the SELLER with regard to compliance of any term, condition, clause, or obligations contained in or derived from the present agreement.

          4.1.3 Debt or accounts payable to third parties, including tax credits, based on which any creditor may have a right or interest in CINEMASTAR's shares.

          4.1.4 The existence of creditors not previously disclosed to the BUYERS.

     It is hereby understood that if the BUYERS have suffered hardship, loss, claim, lawsuit, action, damage or the necessity to deal with or make themselves responsible for any liability, expenses, or other costs of any nature and amount stated in this clause, or paid or received by the BUYERS or its parent companies, affiliate companies, or employees, the SELLER hereby obligates itself to reimburse and pay in full all such expenses and other costs as defined in this clause, within 10 days following the date on which SELLER is notified of such expenses or damages suffered by the BUYERS. Such notice must be acknowledged by means of a receipt and forwarded in writing to the address stated herein for all of the SELLERS.

CLAUSE 5.  NOTICES.

     5.1 All communications, notices, service of process, requests, citations, and any other that must be made between the parties relating to this agreement, including but not limited to changes of domicile, as stated below, must be delivered at the following domiciles:


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              BUYER                                      SELLERS

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CLAUSE 6.  TAXES.

     6.1 The parties agree that each party shall be exclusively responsible for payment of the corresponding taxes derived from the transfer of the shares. Specifically, the SELLER shall be responsible for payment of the corresponding income tax caused as a consequence of their transfer of shares in favor of the BUYERS.

CLAUSE 7.  AMENDMENTS TO THIS AGREEMENT.

     7.1 Any amendment or addition to the present agreement shall not produce legal effect unless same is made in writing and duly signed by all of the parties executing this instrument.

CLAUSE 8.  WAIVER OF RIGHTS.

     8.1 The SELLER represents that CINEMASTAR does not owe it any compensation, amount or dividend in the present or future, and thus expressly waives any right to claim any amount relating to same.

     8.2 Therefore, the sole consideration to be paid to the SELLER are those amounts agreed upon herein.

CLAUSE 9.  INTERPRETATION, COMPLIANCE, JURISDICTION AND VENUE.

     9.1 Any controversy or dispute arising from, related to, or as consequence of the interpretation and compliance of this agreement will be determined by the laws of the Mexican United States, and therefore, parties submit to the venue of a jurisdiction of the courts of the city of Tijuana, Baja California, Mexico.

CLAUSE 10. SURVIVAL.

     10.1 The representations and warranties of the parties set forth above shall survive the Closing.

CLAUSE 11. BINDING AGREEMENT.

     11.1 This Agreement shall inure to the benefit of and be binding on the parties hereto and on each of their respective heirs, executors, successors, personal representatives, and assigns.


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CLAUSE 12. SEVERABILITY.

     12.1 Should any other provision or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding, unless to do so would alter substantially the intended effect of this Agreement.

CLAUSE 13. SPECIFIC PERFORMANCE.

     13.1 The parties acknowledge and agree that the 425 shares cannot be readily purchased and sold in the open market, and for that reason, among others, the parties agree that failure to perform the obligations under this Agreement will result in irreparable damage to the other parties in the event that this Agreement is not specifically enforced. Should any dispute arise under this Agreement, the parties agree that a decree of specific performance shall be an appropriate remedy. All remedies shall be cumulative and not exclusive and shall be in addition to all other remedies which the parties may have.

CLAUSE 14. WAIVER.

     14.1 A waiver by any Party of any provision of this Agreement shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.

CLAUSE 15. COUNTERPARTS.

     15.1 This Agreement may be executed in counterparts, each executed copy of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

CLAUSE 16. HEADINGS.

     16.1 The subject headings of articles, paragraphs, and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

CLAUSE 17. SOLE AND ONLY AGREEMENT.

     17.1 This Agreement supersedes all prior oral or written agreements between the parties with respect to their subject matter and constitute (along with the documents referred to in this Agreement) the sole and only agreements of the parties hereto with respect to their subject matter.

CLAUSE 18. ATTORNEY'S FEES.

     18.1 If any of the parties hereto commences an action against the others to enforce any of the terms hereof, or to obtain damages for any alleged breach of any of the terms hereof, or for a declaration of rights hereunder, the losing party or parties shall pay to the prevailing party or parties the prevailing party's or parties' attorneys' fees and costs incurred in connection


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            with prosecution of such action, whether or not such action proceeds to trial or appeal.

CLAUSE 19. NECESSARY ACTS.

     19.1 All parties to this Agreement shall perform any and all acts as well as execute any and all documents that may be reasonably necessary to fully carry out the provisions and intent of this Agreement.


     IN WITNESS HEREOF, parties to this agreement execute same with 5 copies on November 23, 1998 in the city of Tijuana, Baja California, Mexico.


                                   THE SELLER



                      /s/ Mr. Marco Antonio Aleman Bonilla
                  --------------------------------------------
                         ATLANTICO & ASS, S.A. DE C.V.,
                 represented by Mr. Marco Antonio Aleman Bonilla

                                   THE BUYERS






/s/      Mr. Frank J. Moreno              /s/      Mr. Frank J. Moreno
--------------------------------------    --------------------------------------
CINEMASTAR LUXURY THEATERS, INC.          CINEMASTAR LUXURY CINEMAS, INC.
represented by Mr. Frank J. Moreno        represented by Mr. Frank J. Moreno



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